UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


Date of Report  (Date of the earliest event reported)
November 3, 2004


                  Lifetime Hoan Corporation
   (Exact name of registrant as specified in its charter)

                          Delaware
       (State or other jurisdiction of incorporation)




          1-19254                          11-2682486
     (Commission File Number)      (IRS Employer Identification No.)




One Merrick Avenue, Westbury, New York              11590
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:    (516)683-6000



               N/A
(Former name or former address, if changed since last report)



Item 2.02.  Results of Operation and Financial Condition

On November 3, 2004, Lifetime Hoan Corporation ("the
Company") issued a press release setting forth the Company's third-quarter 2004 earnings. A copy of the Company's press release is attached hereto as Exhibit 99 and hereby incorporated by reference.


Item 9.01.  Financial Statements and Exhibits

  c)   Exhibits

     99 - Press Release, dated November 3, 2004






                          Signature

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Hoan Corporation

                    By:       /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and
                         Chief Financial Officer


Date:  November 3, 2004

EXHIBIT 99
      LIFETIME HOAN REPORTS THIRD QUARTER 2004 RESULTS


WESTBURY, N.Y., Nov. 3, 2004 -- LIFETIME HOAN CORPORATION (NASDAQ NM: LCUT), a leading designer, marketer and distributor of housewares, today announced results for the third quarter and nine months ended September 30, 2004.

For the third quarter of 2004, net sales totaled $51.2 million compared to $44.1 million for the same period of the prior year. The Company reported net income of $2.6 million, or $0.23 per diluted share, compared to $2.9 million, or $0.27 per diluted share, for the third quarter of 2003.

Net sales for the nine months ended September 30, 2004 totaled $121.4 million compared to $98.3 million for the same period in 2003, an increase of 23.5%. Net income for the period was $3.1 million, or $0.28 per diluted share, compared to $3.0 million, or $0.28 per diluted share, last year.

Jeffrey Siegel, Chairman, President and Chief Executive Officer, commented, "Lifetime's net revenues for the third quarter increased by 16%. This significant increase notwithstanding, the results for the quarter did not meet our expectations.

"Sales did not attain our earlier forecast principally because of late delivery of merchandise from overseas. Some of our suppliers encountered difficulties with the start-up of production of new product lines. The affected product lines included our new lines of KitchenAid(R) cutlery, our new ceramic S'mores Maker(TM) and our new Smokeless Tabletop
Griller(TM).  In some  cases,  these  products  utilize   new
materials or combinations of materials that, coupled with our stringent quality requirements, resulted in unexpected problems for our suppliers. As a result, a number of sales programs did not begin as scheduled during the quarter. In
addition,  our  supply  chain  faced  a  number   of   other
challenges,   including  shortages   and   delays   in   the
availability of raw materials in Asia and delays caused by congestion at ports in the United States. While these start-up and other supply chain issues had a negative impact on sales, we believe they have generally been resolved and we expect the flow of merchandise to continue at satisfactory levels through the important holiday shipping season."

Mr. Siegel continued, "Many of our retail customers also faced challenges during the quarter. These resulted from high gasoline prices and severe weather in the Southeastern United States. In addition, measures instituted earlier in 2004 by a major customer to improve inventory turns and lower its in-stock position continued. Together, these factors had a negative effect on the timing and reduced the size of orders we received during the quarter, when compared to our expectations.

"Our profitability in the quarter did not meet our target, principally as a result of lower than anticipated net sales. Our gross margin percentage fell by 1.6%, reflecting proportionally higher sales of products that traditionally carry lower gross profit margins. This was due to increased sales of products sold under the KitchenAid(R) brand, which generate a lower gross profit margin due to the added cost of royalties, as well as higher sales of bakeware, functional glassware and tabletop products.

"Selling, general and administrative (SG&A) expenses rose due to the increase in the share of space in our outlet stores for which Lifetime is responsible compared with same quarter last year, as well as added costs related to strengthening our product development, sourcing and sales/marketing infrastructure. We believe that our planned investments in these areas, which had a negative impact on our profitability during the quarter, are necessary to ensure our growth and will have a positive impact on future profitability. In addition, SG&A expenses increased as a result of the acquisitions of the business and assets of USE(R) - Tools for Civilization(R), Gemco Ware and Excel."

Mr. Siegel concluded, "As a result of the third-quarter developments, we have reviewed our forecast and refined our guidance for 2004. We are lowering our net sales guidance for the year to approximately $190 - $197 million from $202
- $212 million. Consequently, we are lowering our earnings per share estimate to approximately $0.78 - $0.87 from $0.95
- $1.10."

Lifetime   Hoan   noted   that  third-quarter   2004   sales
attributable to the :USE(R) - Tools for Civilization(R), Gemco
Ware and Excel businesses, which the Company acquired during the last twelve months, totaled $5.1 million.

Separately,  the  Company  announced  that  its   Board   of
Directors  declared  a regular quarterly  cash  dividend  of
$0.0625   per  share,  payable  on  November  19,  2004   to
shareholders of record on November 5, 2004.

Lifetime Hoan has scheduled a conference call Wednesday, November 3, at 11:00 a.m. Eastern time to discuss third-quarter-2004 results and additional matters. The dial-in number for the call is (706) 634-1218. A replay of the call will also be available through Wednesday, August 4, and can be accessed by dialing (706) 645-9291, conference ID #1541466. A live webcast of the call will be broadcast at the Company's web site, www.lifetime.hoan.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Lifetime is a leading designer, marketer and distributor  of kitchenware, cutlery & cutting boards, bakeware &  cookware,
pantryware   &   spices,  tabletop  and  bath   accessories,
marketing  its products under various trade names  including
Farberware(R), KitchenAid(R), Cuisinart(R), Hoffritz(R), Sabatier(R), DBK-Daniel Boulud Kitchen(TM), Joseph Abboud Environments(R),
Roshco(R), Baker's Advantage(R), Kamenstein(R), CasaModa(TM), Hoan(R), Gemco(R) and :USE(R). Lifetime's products are distributed through almost every major retailer in the United States.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.
                      Tables to Follow

 COMPANY CONTACT:                        INVESTOR RELATIONS:
   Robert McNally                          Harriet Fried
   Chief Financial Officer                 Lippert/Heilshorn
   (516) 683-6000                           & Associates, Inc.
                                           (212) 838-3777 or
                                           hfried@lhai.com


                  LIFETIME HOAN CORPORATION
                      INCOME STATEMENT
              (in 000's, except per share data)

                           Three Months Ended
                             September 30,
                              (Unaudited)
                                                        %
                            2004        2003        Increase
                                                   (Decrease)
Net  Sales                $51,241      $44,068        16.3%
Cost of Sales              30,553       25,552        19.6%
Distribution Expenses       5,562        5,337         4.2%
SG&A                       10,579        8,163        29.6%

Income from Operations      4,547        5,016       (9.4%)

Interest Expense              268          189        41.8%
Other Income                 (14)         (16)       (12.5%)

Income Before Taxes         4,293        4,843       (11.4%)

Tax Provision               1,709        1,956       (12.6%)

Net Income                 $2,584       $2,887       (10.5%)

Diluted Earnings Per
 Share from Net Income      $0.23        $0.27

Weighted Average Shares    11,281       10,784


                           Nine Months Ended
                             September 30,
                              (Unaudited)
                                                        %
                            2004        2003        Increase
                                                   (Decrease)
Net  Sales               $121,399      $98,302        23.5%
Cost of Sales              71,396       55,982        27.5%
Distribution Expenses      15,007       14,103         6.4%
SG&A                       29,302       22,742        28.8%

Income from Operations      5,694        5,475         4.0%

Interest Expense              536          480        11.7%
Other Income                 (45)         (51)       (11.8%)

Income Before Taxes         5,203        5,046         3.1%

Tax Provision               2,071        2,038         1.6%

Net Income                 $3,132       $3,008         4.1%

Diluted Earnings Per
 Share from Net Income      $0.28        $0.28

Weighted Average Shares    11,217       10,660

                  LIFETIME HOAN CORPORATION
            CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands)
                         (unaudited)


                                    September 30,    September 30,
                                        2004             2003

         ASSETS
         CURRENT ASSETS
         Cash and cash equivalents    $     689     $     213
         Accounts receivable, net        31,067        28,114
         Merchandise inventories         64,053        56,357
         Prepaid expenses and other
           current assets                 8,607         5,909
         TOTAL CURRENT ASSETS           104,416        90,593

         PROPERTY AND EQUIPMENT, net     19,727        19,985
         INTANGIBLES, net                29,803        23,660
         OTHER ASSETS                     2,213         2,120
         TOTAL ASSETS                 $ 156,159     $ 136,358


         LIABILITIES AND STOCKHOLDERS' EQUITY
         CURRENT LIABILITIES
         Short-term borrowings        $  27,200     $  26,500
         Accounts payable and trade
           acceptances                    8,721         7,482
         Other current liabilities       22,303        20,100
         TOTAL CURRENT LIABILITIES       58,224        54,082

         DEFERRED RENT & OTHER LONG
           TERM LIABILITIES               1,800           722
         DEFERRED INCOME TAX LIABILITIES  3,300         1,412
         LONG-TERM DEBT                   5,000             -
         STOCKHOLDERS' EQUITY            87,835        80,142
         TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY       $ 156,159     $ 136,358